Exhibit 99.1

MEI Pharma, Inc. Rebrands as Lite Strategy, Inc., Adopts New NASDAQ Ticker ‘LITS’

Lite Strategy Rebrand Aligns with Company’s LTC Digital Asset Treasury Strategy Advised by GSR Ventures

[San Diego, CA – September 10, 2025] MEI Pharma, Inc. (NASDAQ: MEIP) (“MEI” or the “Company”) today announced that it will change its corporate name to Lite Strategy, Inc., reflecting the Company’s expansion into a pioneer in digital asset treasury management. Alongside the rebrand, the Company’s ticker symbol on the NASDAQ Stock Market will transition from MEIP to LITS, effective at market open on September 11, 2025.

The rebranding to Lite Strategy, Inc. underscores the Company’s commitment to building a long-term corporate strategy around Litecoin (LTC) as our primary reserve asset. In August, MEI became the first U.S.-listed public company to adopt LTC for its corporate treasury, securing more than $100 million in LTC with the guidance of LTC creator Charlie Lee as a member of the board of directors of the Company, as well as GSR, a global leader in digital asset treasury company capital markets.

“Litecoin has proven itself for over a decade as one of the most secure, reliable, and scalable digital assets in the world,” said Charlie Lee, Creator of Litecoin and Board Member of Lite Strategy. “This rebrand and treasury strategy are important milestones that demonstrate how Litecoin can serve as a cornerstone for a strategy built with a digital asset infrastructure.”

“Diversification is a fundamental principle of treasury management, and Litecoin offers our Company a compelling complement to Bitcoin and other digital assets,” said Jay File, Acting CEO of Lite Strategy. “Lite Strategy’s forward-looking approach, utilizing the market expertise of GSR to execute our strategy, creates a powerful model for how public companies can incorporate Litecoin into treasury operations in a way that is both innovative and accessible to traditional investors.”

GSR is working closely with Lite Strategy for LTC, providing liquidity, risk management, and strategic insight that support its adoption as a core treasury asset, while ensuring robust governance, execution, and market expertise.

The Company emphasized that its rebranding and ticker change are aligned with its mission to expand access to compliant digital asset exposure while enhancing shareholder value.

In addition to Lite Strategy, Inc.’s new LTC treasury initiative, the Company continues to evaluate its pipeline of drug candidates. Specifically, the Company plans to initiate a preclinical strategy to identify new development opportunities for voruciclib, an oral cyclin-dependent kinase 9 inhibitor, and zandelisib, an oral, selective PI3Kδ inhibitor.

About Lite Strategy, Inc. (LITS)

Exhibit 99.1

Lite Strategy, Inc. (NASDAQ: LITS) is the first U.S.-listed public company to adopt Litecoin as its primary reserve asset. Formerly MEI Pharma, the Company has expanded its business model beyond its portfolio of drug candidates to focus on pioneering institutional-grade digital asset treasury strategies, in partnership with leading innovators across blockchain, finance, and technology.

For more information, please visit https://litestrategy.com/.

Forward-Looking Statements:

Certain information contained in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding our future actions, prospective products and activities, future performance or results. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, risk relating to maintaining our current listing on Nasdaq, our ability to retain and attract senior management and other key employees, fluctuations in the market price of LTC and any associated impairment charges that we may incur as a result of a decrease in the market price of LTC below the value at which LTC is carried on our balance sheet, changes in the accounting treatment relating to our LTC holdings, our ability to achieve profitable operations, government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services including our LTC treasury strategy, the demand for our products and our customers’ economic condition, the impact of competitive products and pricing, our proprietary rights, general economic conditions and other risk factors detailed in our annual report and other filings with the SEC. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Justin J. File

Acting CEO, CFO

858-369-7199

investor@litestrategy.com

Source: Lite Strategy, Inc.